Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Current Report on Form 8-K of Affymetrix, Inc. of our report dated June 21, 2005 relating to the financial statements of ParAllele BioScience, Inc., which appears in the Registration Statement on Form S-4/A (File No. 333-126718) of Affymetrix, Inc. filed on October 5, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, CA
October 24, 2005